Exhibit 23.2

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated February 5, 2007, in this Form 10-K, incorporated by reference into Kinder Morgan, Inc.'s previously filed Registration Statement File Nos. 333-04385, 333-40869, 333-44421, 333-55921, 333-68257, 333-54896, 333-55866, 333-91257, 333-91316-02, 333-102963, 333-102962-02, 333-122555-01, 333-123408-01 and 333-129033-01 on Form S-3, and 333-08059, 333-08087, 333-60839, 333-42178, 333-53908, 333-74864, 33-46999, 333-122345, 333-104264 and 333-132462 on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons Executive Vice President

Houston, Texas

February 27, 2007